Exhibit 23.2.1

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770

CONSENT

I HEREBY CONSENT to the inclusion of my name as attorney for the registrant, Laycor Ventures Corp. and the filing of my legality opinion as an exhibit in the registration statement in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission by the registrant, Laycor Ventures Corp.

DATED this 10th day of February, 2005.

Yours truly,

/s/ Conrad C. Lysiak
Conrad C. Lysiak